Exhibit 10.7
Execution Version
THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This Third Amendment to Loan and Security Agreement (the “Amendment”) is made and entered into as of December 15, 2025 by and among BANC OF CALIFORNIA, a California state-chartered bank (“Bank”); AURA SUB, LLC, a Delaware limited liability company (“Borrower”); and AURA HOLDCO LLC, a Delaware limited liability company (“Parent”), CIRCLE MEDIA LABS INC., a Delaware corporation (“Circle Media”), and GET AURA LLC, a Delaware limited liability company (“Get Aura”; together with Parent, Circle Media, and any other Person joined hereto as a guarantor from time to time, each a “Guarantor” and, collectively, “Guarantors”; Borrower and each Guarantor are each a “Loan Party” and, collectively, “Loan Parties”).
RECITALS
Loan Parties and Bank are parties to that certain Loan and Security Agreement dated as of February 18, 2025 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1)Section 6.6 of the Agreement is hereby amended and restated, as follows:
6.6    Primary Depository. Beginning on the earlier of (i) March 15, 2026, or (ii) the date on which Borrower first requests Bank to make a Credit Extension, and continuing at all times thereafter, each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, all of its and their depository and operating accounts with Bank and all of its and their investment accounts with Bank or Bank’s affiliates. From and after such time, and notwithstanding the foregoing, (a) Loan Parties may maintain Cash and investments in an aggregate amount not exceeding the Outside Cash Allowance in one or more accounts outside of Bank so long as such accounts are subject to an account control agreement, in form and substance satisfactory to Bank, (b) Loan Parties may receive and maintain B2B cash receipts in one or more accounts outside of Bank so long as such accounts are subject to an account control agreement, in form and substance satisfactory to Bank, and any cash receipts held in such accounts are swept to accounts maintained at Bank at least once per month, and (c)Cash of the Non-U.S. Subsidiaries will instead be governed by Section 7.13. Prior to any Loan Party maintaining any investment accounts with Bank’s affiliates, such Loan Party, Bank, and any such affiliate shall have entered into a securities account control agreement with respect to any such investment accounts, in form and substance satisfactory to Bank.
2)The following defined term in Exhibit A to the Agreement is hereby amended and restated, as follows:
“Adjusted EBITDA” means, with respect to any fiscal period, an amount equal to earnings before the sum of (a) tax, plus (b) depreciation and amortization, plus
Aura Sub, LLC – 1st Amendment to LSA – Execution

(c) interest, plus (d) any non-Cash stock compensation expenses, plus (e) any non-recurring restructuring or transaction-related expenses not to exceed $1,000,000 in any fiscal year, plus (f) losses related to mark to market adjustments associated with warrant liabilities (plus any losses and minus any gains), plus (g) expenses related to a potential initial public offering, plus (h) the change in deferred revenue during the period (plus any increase and minus any decrease), plus (i) on a one-time basis, a $5,000,000 contract termination fee incurred by Borrower during the fiscal year ending December 31, 2025, associated with the termination of an endorsement agreement between Borrower and Mahtomedi, Inc. F/S/O Robert Downey Jr., plus (j) sales and marketing expenses following Borrower’s receipt of the Life360 Master Distribution Agreement not to exceed $8,000,000 during Borrower’s fiscal year ending December 31, 2025, plus (k) on a one-time basis, a $4,600,000 payment incurred in 2025 for the settlement of expired RSUs originally granted by Anchorfree (Pango) prior to its 2020 acquisition by Borrower, and minus (l) any increase in net Capitalized Expenditures during the period.
3)Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Loan Party ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.
4)Each Loan Party represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.
5)This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
6)As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
a)this Amendment, duly executed by each Loan Party and Bank;
b)payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing and intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and
c)such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
[Signature Page Follows]

Aura Sub, LLC – 3rd Amendment to LSA – Execution

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:

AURA SUB, LLC

By:	/s/ Brian DeCenzo
Name:	Brian DeCenzo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

GUARANTORS:

AURA HOLDCO LLC

By:	/s/ Brian DeCenzo
Name:	Brian DeCenzo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

CIRCLE MEDIA LABS INC.

By:	/s/ Brian DeCenzo
Name:	Brian DeCenzo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

GET AURA LLC

By:	/s/ Brian DeCenzo
Name:	Brian DeCenzo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

BANK:

BANC OF CALIFORNIA

By:	/s/ Peter Moon
Name:	Peter Moon
Title:	SVP
[Signature Page to Third Amendment to Loan and Security Agreement]
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Aura Sub, LLC – 3rd Amendment to LSA – Execution